UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 16, 2014
PRIMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices)

(770) 381-1000
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.
As previously disclosed by Primerica, Inc. ("we", "us", or the “Company”), beginning in late 2011, numerous FINRA (Financial Industry Regulatory Association) arbitration claims were filed, along with lawsuits in Florida state courts, against our subsidiary, PFS Investments, Inc. (“PFSI”), and certain of its registered representatives relating to the selection of benefit options in the Florida Retirement System plans for public employees. The claims have been brought by a law firm in Miami, Florida that engaged in efforts to solicit public employees to bring these claims against us. The Company has defended this matter vigorously. Courts have dismissed a substantial number of the lawsuits on statute of limitations grounds, and the FINRA arbitration panels have either dismissed the claims in their entirety or awarded less than the damages sought. None of the individual awards have been material to the Company. The time and expense necessary to defend the cases have been substantial, however, and the Company and counsel for the public employees recently entered into settlement discussions.
On January 16, 2014, PFSI entered into a memorandum of understanding to resolve this pending litigation. In connection with the potential settlement for up to 238 claimants with filed and unfiled claims, the Company has established a reserve of $9.3 million. The Company has reserved an additional $6.4 million for related costs, including awards relating to prior arbitrations, other potential settlements, and the payment of claimants’ attorneys' fees and expenses. These reserves, which have been recorded as of the end of our 2013 fiscal year, will be excluded from the calculation of the Company’s net operating income, a non-GAAP financial measure, for the fourth quarter of 2013. The potential benefits to the settling claimants would be future payments funded through deferred annuities that would be payable beginning in 2024. Claimants who lost their cases against PFSI in final arbitration hearings will not receive any monies. The potential settlement is contingent on acceptance by a minimum number of the claimants and there can be no assurance that such acceptance will be obtained or that the settlement will be completed. In the course of defending this litigation, the Company incurred $2.3 million of legal fees and expenses in the fourth quarter of 2013. The parties have agreed to stay pending arbitrations and other proceedings through April 2014 as the parties attempt to finalize the potential settlement. The proposed settlement does not change our capital redeployment expectations for 2014.
The information provided pursuant to this Item 7.01, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent expressly set forth by specific reference in any such filings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2014		PRIMERICA, INC.

	By:	/s/ Peter W. Schneider
Peter W. Schneider
Executive Vice President and General Counsel